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                           LYONDELL CHEMICAL COMPANY


                       35,000,000 SHARES OF COMMON STOCK



                             UNDERWRITING AGREEMENT



MAY 11, 1999
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                                               May 11, 1999


Donaldson, Lufkin & Jenrette Securities Corporation
J.P. Morgan Securities Inc.
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.
Schroder & Co. Inc.
     As representatives (the
     "REPRESENTATIVES") of the
     several Underwriters listed in
     Schedule I hereto
c/o  Donaldson, Lufkin & Jenrette
      Securities Corporation
     277 Park Avenue
     New York, New York  10172

Ladies and Gentlemen:

     Lyondell Chemical Company, a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several Underwriters listed in Schedule I hereto (the "UNDERWRITERS"), an aggregate of 35,000,000 shares (the "UNDERWRITTEN SHARES") and, at the election of the Underwriters, up to 5,250,000 additional shares (the "OPTION SHARES") of common stock, par value $1.00 per share (the "COMMON STOCK"), of the Company. The Underwritten Shares and the Option Shares are herein referred to as the "SHARES".

     The Company has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "SECURITIES ACT"), a registration statement (the file number of which is 333-60429) on Form S-3, relating to the Common Stock and certain other equity and debt securities (the "SHELF SECURITIES") to be issued from time to time by the Company. The Company also has filed with, or proposes to file with, the Commission pursuant to Rule 424
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under the Securities Act a prospectus supplement specifically relating to the
Shares. The registration statement as amended to the date of this Agreement is hereinafter referred to as the "REGISTRATION STATEMENT" and the related prospectus covering the Shelf Securities in the form first used to confirm sales of the Shares is hereinafter referred to as the "BASIC PROSPECTUS". The Basic Prospectus as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares is hereinafter referred to as the "PROSPECTUS". If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, the Basic Prospectus, any prelimi nary form of Prospectus (a "PRELIMINARY PROSPECTUS") previously filed with the Commission pursuant to Rule 424 or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commis sion thereunder (collectively, the "EXCHANGE ACT") on or before the date of this Agreement or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be; and any reference to "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein.

     The Company and the Underwriters have agreed that no more than 17,000 of the Underwritten Shares (the "RESERVED SHARES") shall be reserved for sale by the Underwriters to certain eligible directors, officers, employees and retirees of the Company and its subsidiaries, as part of the distribution of the Shares by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. (the "NASD") and all other applicable laws, rules and regulations.

     Concurrently with the offering of the Shares, the Company is offering $900,000,000 principal amount of its 9% Senior Secured Notes, Series A, due 2007, $1,000,000,000 principal amount of its 9% Senior Secured Notes, Series B, due 2007, and $500,000,000 principal amount of its 10% Senior Subordinated Notes due 2009 (collectively, the "NOTES"). The Notes are being offered on a private placement basis solely to qualified institutional buyers (as such term is defined in Rule 144A of the Securities Act) pursuant to a separate offering memorandum, and are being underwritten by a separate syndicate of initial purchasers pursuant to a separate purchase agreement dated the date hereof

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(as amended, the "NOTES PURCHASE AGREEMENT"). In connection with the Company's offering of the Notes, the Company, Lyondell Chemical Nederland, Ltd., a Delaware corporation, Lyondell Chemical Worldwide, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, and the initial purchasers party to the Notes Purchase Agreement will enter into a registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT") dated the date hereof giving the holders (including subsequent transferees) of the Notes the registration rights set forth therein for so long as such Notes constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement).

     The Company has heretofore entered into a Credit Agreement dated as of July 23, 1998 among the Company, the lenders party thereto, Morgan Guaranty Trust Company of New York, as administrative agent, and the syndication agent, documentation agents, arranger and co-arrangers named therein (as amended, the "CREDIT AGREEMENT"). The parties to the Credit Agreement have agreed to amend the Credit Agreement in accordance with Amendment No. 1 dated as of April 1, 1999 ("CREDIT AGREEMENT AMENDMENT NO. 1") and Amendment No. 2 dated as April 16, 1999 ("CREDIT AGREEMENT AMENDMENT NO. 2" and, together with Credit Agreement Amendment No. 1, the "CREDIT AGREEMENT AMENDMENTS") thereto. The Credit Agreement Amendments set forth certain conditions precedent to the effectiveness thereof, including the sale of the Underwritten Shares and the sale of the Notes. The effectiveness of the Credit Agreement Amendments in accordance with its terms is a condition precedent to the purchase and sale of the Shares under this Agreement and to the purchase and sale of the Notes under the Notes Purchase Agreement.

     This Agreement, the Notes Purchase Agreement, the Registration Rights Agreement and the Credit Agreement Amendments are herein referred to collectively as the "TRANSACTION DOCUMENTS."

     The Company hereby agrees with the Underwriters as follows:

     1. The Company agrees to sell the Underwritten Shares to the several Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company at a purchase price per share of $18.2875 (the "PURCHASE PRICE") the number of Underwritten Shares set forth opposite such Underwriter's name on Schedule I hereto.

     In addition, the Company agrees to sell the Option Shares to the several Underwriters and the Underwriters shall have the option to purchase at their election up to 5,250,000 Option Shares for the sole purpose of covering over-allotments in the sale of the Underwritten Shares. Each Underwriter, on the basis

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of the representations and warranties herein contained, but subject to the conditions hereinafter stated, shall have the option to purchase, severally and not jointly, from the Company at the Purchase Price that portion of the number of Option Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Option Shares by a fraction, the numerator of which is the number of Underwritten Shares set forth opposite such Underwriter's name on Schedule I hereto and the denominator of which is the total number of Underwritten Shares set forth in Schedule I hereto, for the sole purpose of covering over-allotments (if any) in the sale of the Underwritten Shares by the several Underwriters.

     The Underwriters may exercise the option to purchase the Option Shares at any time (but not more than once) on or before the thirtieth day following the date of this Agreement, by written notice to the Company from J.P. Morgan Securities Inc. and Donaldson, Lufkin & Jenrette Securities Corporation on behalf of the several Underwriters. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full Business Day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Any such notice shall be given at least two Business Days prior to the date and time of delivery specified therein.

     2. The Company understands that the Underwriters intend (i) to make a public offering of the Shares as soon after (A) the Registration Statement has become effective and (B) the parties hereto have executed and delivered this Agreement, as in the judgment of the Representatives is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

     3. Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified to the Representatives by the Company, in the case of the Underwritten Shares, on May 17, 1999, or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Shares, on the date and time specified by the Representatives in the written notice of the Underwriters' election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the "CLOSING DATE" and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the "ADDITIONAL CLOSING DATE". As used herein, the term "BUSINESS DAY" means any day other than a day on which banks are permitted or required to be closed in New York City or Houston, Texas.

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     Payment for the Shares to be purchased on the Closing Date or the
Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date registered in such names and in such denominations as the Representatives shall request in writing not later than two full Business Days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the transfer to the Underwriters of the Shares duly paid by the Company. Unless the Underwriters elect to take delivery of the Shares through the book-entry facilities of the Depository Trust Company, the certificates for the Shares will be made available for inspection and packaging by the Representatives at the office of Donaldson, Lufkin & Jenrette Securities Corporation set forth above not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date or the Additional Closing Date, as the case may be.

     4.   The Company represents and warrants to each Underwriter that:

          (a) no order preventing or suspending the use of any preliminary prospectus has been issued by the Commission, and each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein;

          (b) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission; and the Registration Statement and Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Securities Act and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the

                                       5
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     Prospectus, as amended or supplemented, if applicable, at the Closing Date or Additional Closing Date, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein;

          (c) the documents incorporated by reference in the Prospectus, when they become effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (d) the financial statements, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and changes in their consolidated cash flows for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and the supporting schedules, if any, included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the pro forma financial information, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus has been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and is based upon good faith estimates and assumptions believed by the Company to be reasonable;

          (e) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any material adverse change in or affecting the business, prospects, condition (financial

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     or other), stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE CHANGE"), from that set forth or contemplated in the Prospectus (as it stood at the time of execution and delivery of this Agreement); and except as set forth or contemplated in the Prospectus (as it stood at the time of execution and delivery of this Agreement) neither the Company nor any of its Significant Joint Ventures (defined below) or subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its subsidiaries taken as a whole;

          (f) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on or affecting the business, prospects, condition (financial or other), stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT");

          (g) each of the Company's subsidiaries has been duly organized and is validly existing under the laws of its jurisdiction of organization with power and authority (corporate and otherwise) under such laws to own its properties and conduct its business as described in the Prospectus, and has been duly qualified to do business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and all the outstanding shares of capital stock or other ownership interests of each subsidiary of the Company have been duly authorized and validly issued, are fully-paid and non-assessable, and (except, in the case of foreign subsidiaries, for directors' qualifying shares and except as otherwise set forth in the Prospectus or pledged under or pursuant to the Credit Agreement or pledged as security for the Notes) are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and similar claims;

          (h) each of Equistar Chemicals, LP ("EQUISTAR"), LYONDELL-CITGO Refining LP ("LCR") and Lyondell Methanol Company, L.P. ("LYONDELL METHANOL", and together with Equistar and LCR, the "SIGNIFICANT JOINT VENTURES") has been duly organized and is validly

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     existing as a limited partnership under the laws of its jurisdiction of organization, with power and authority (partnership and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and all the outstanding general and limited partnership interests of each Significant Joint Venture have been duly authorized and validly issued, are fully-paid and non-assessable (except insofar as any such general partnership interest carries with it liability for the debts and obligations of the relevant limited partnership), the Company owns 41% of the outstanding general and limited partnership interests of Equistar, 58.75% of the outstanding general and limited partnership interests of LCR and 75% of the outstanding general and limited partnership interests of Lyondell Methanol, and (except as otherwise set forth in the Prospectus or pledged under or pursuant to the Credit Agreement or pledged as security for the Notes) the outstanding general and limited partnership interests of the Significant Joint Ventures owned by the Company are owned, directly or indirectly, free and clear of all liens, encumbrances, security interests and similar claims;

          (i) this Agreement, the Notes Purchase Agreement , the Registration Rights Agreement and the Credit Agreement Amendments has each been duly authorized, executed and delivered by the Company;

          (j) the Company has an authorized capitalization as set forth in the Prospectus and such authorized capital stock conforms as to legal matters in all material respects to the description thereof set forth in the Prospectus, and all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully-paid and non-assessable and are not subject to any pre-emptive or similar rights; and, except as described in or expressly contemplated by the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its Significant Joint Ventures or subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock or other equity interest of the Company or any such Significant Joint Venture or subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options;

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     (k)  the Shares have been duly authorized, and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be duly issued and will be fully paid and non-assessable and will conform to the descriptions thereof in the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights;

     (l) neither the Company nor any of its Significant Joint Ventures or subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its Certificate of Incorporation or By-Laws or other constitutive documents or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Joint Ventures or subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate are not material to the Company and its subsidiaries taken as a whole; the issue and sale of the Shares to be sold by the Company hereunder and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated herein and in the other Transaction Documents will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Joint Ventures or subsidiaries is a party or by which the Company or any of its Significant Joint Ventures or subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Joint Ventures or subsidiaries is subject, nor will any such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its Significant Joint Ventures or subsidiaries or any of their respective properties; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares to be sold by the Company hereunder or the consummation by the Company of the transactions contemplated by this Agreement or in the other Transaction Documents, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act and as may be required under state securities or Blue Sky Laws in connection with the purchase and distribution of the Shares by the Underwriters or of the Notes by the initial purchasers thereof;

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     (m)  other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Significant Joint Ventures or subsidiaries or any of their respective properties or to which the Company or any of its Significant Joint Ventures or subsidiaries is or may be a party or to which any property of the Company or any of its Significant Joint Ventures or subsidiaries is or may be the subject which, if determined adversely to the Company or any of its Significant Joint Ventures or subsidiaries, could individually or in the aggregate reasonably be expected to result in a Material Adverse Effect, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

     (n) the Company and its Significant Joint Ventures and subsidiaries have good and marketable title in fee simple to all items of real property and good title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described or referred to in the Prospectus or pledged under or pursuant to the Credit Agreement or pledged as security for the Notes or such as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and its Significant Joint Ventures and subsidiaries; and any real property and buildings held under lease by the Company and its Significant Joint Ventures and subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or its Significant Joint Ventures or subsidiaries;

     (o) no relationship, direct or indirect, exists between or among the Company or any of its Significant Joint Ventures or subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its Significant Joint Ventures or subsidiaries on the other hand, which is required by the Securities Act to be described in the Registration Statement and the Prospectus which is not so described;

     (p) no person has the right to require the Company to register any securities for offering and sale under the Securities Act by reason of

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the filing of the Registration Statement with the Commission or the issue and sale of the Shares to be sold by the Company hereunder;

     (q) the Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT");

     (r) the Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida) relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba;

     (s) each of PricewaterhouseCoopers LLP and Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Securities Act;

     (t) the Company and its Significant Joint Ventures and subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith;

     (u) the Company has not taken nor will it take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock of the Company;

     (v) each of the Company and its Significant Joint Ventures and subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except such as would not result in a Material Adverse Effect, and neither the Company nor any such Significant Joint Venture or subsidiary has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization which, if determined adversely to the Company or any of its Significant Joint Ventures or subsidiaries could result in a Material Adverse Effect; and each of the Company and its

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     Significant Joint Ventures and subsidiaries is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof, except where the failure to so comply would not, singly or in the aggregate, result in a Material Adverse Effect;

          (w) there are no existing or, to the best knowledge of the Company, threatened labor disputes with the employees of the Company or any of its Significant Joint Ventures or subsidiaries which are likely to have a Material Adverse Effect;

          (x) the Company and its Significant Joint Ventures and subsidiaries
     (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect, and except as disclosed in the Registration Statement and the Prospectus; and

          (y) in the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its Significant Joint Ventures and subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as disclosed in the Registration Statement and the Prospectus.

     5. The Company covenants and agrees with each of the several Underwriters as follows:

          (a) to use its best efforts to cause the Registration Statement to become effective at the earliest possible time and, if required, to file the

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     final Prospectus with the Commission within the time periods specified by
     Rule 424(b) and Rule 430A under the Securities Act, and to furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 a.m., New York City time, on the Business Day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request;

          (b) to deliver, at the expense of the Company, to the Representatives two signed copies of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits and documents incorporated by reference therein, and to each other Underwriter a conformed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case without exhibits (but including the documents incorporated by reference therein), and, during the period mentioned in Section 5 below, to each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) as the Representatives may reasonably request;

          (c) before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time the Registration Statement becomes effective, to furnish to the Representatives a copy of the proposed amendment or supplement for review and not to file any such proposed amendment or supplement to which the Representatives reasonably object;

          (d) to advise the Representatives promptly, and to confirm such advice in writing (i) when the Registration Statement has become effective, (ii) when any amendment to the Registration Statement has been filed or becomes effective, (iii) when any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose, (vi) of the occurrence of any event, within the period referenced in Section 5 below, as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, and (vii) of the receipt by the Company of any notification with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order, or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any order suspending any such qualification of the Shares, or notification of any such order thereof and, if issued, to obtain as soon as possible the withdrawal thereof;

          (e) if, during such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered in connection with sales by the Underwriters or any dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at the expense of the Company, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

          (f) to endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Shares; provided that the Company shall not be required to (x) file a general consent to service of process, (y) subject itself to taxation or (z) qualify as a foreign corporation in any jurisdiction in which it is not otherwise required to do so;

          (g) to make generally available to its security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder;

          (h) for a period of five years, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange;

          (i) for a period of 90 days after the date of the public offering of the Shares not to (x) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (y) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (x) or (y) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation, other than the Shares to be sold by the Company hereunder and any shares of Common Stock of the Company issued upon the exercise of options granted under existing employee stock option plans;

          (j) to use the net proceeds received by the Company from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under caption "Use of Proceeds";

          (k) to use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange;

          (l) whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, registration, transfer, execution and delivery of the Shares, including any transfer or other taxes payable thereon, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification of the Shares under the laws of such jurisdictions as the Representatives may designate (including fees of counsel for the Underwriters and their disbursements), (iv) in connection with the listing of the Shares on the New York Stock Exchange, (v) related to the filing with, and clearance of the offering by, the NASD (including fees of counsel for the Underwriters and their disbursements), (vi) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Preliminary and Supplemental Blue Sky Memoranda and the furnishing to the Underwriters and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided, (vii) any expenses incurred by the Company in connection with a "road show" presentation to potential investors, (viii) the cost of preparing stock certificates, (ix) the cost and charges of any transfer agent and any registrar, and (x) in connection with matters related to the Reserved Shares which are designated by the Company for sale to certain directors, officers, employees and retirees of the Company, all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters and all stamp duties, similar taxes or duties or other taxes, if any; and

          (m) to the extent required by the rules of the NASD, to ensure that the Reserved Shares will be restricted as required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Company as to which purchasers of Reserved Shares will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such Reserved Shares for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Shares, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

     6. The several obligations of the Underwriters hereunder to purchase the Shares on the Closing Date or the Additional Closing Date, as the case may be, are subject to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) the Registration Statement shall have become effective (or if a post-effective amendment is required to be filed under the Securities Act, such post-effective amendment shall have become effective) not later than 5:00 P.M., New York City time, on the date hereof; and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with

     Section 5(a) hereof; and all requests of the Representatives for additional information shall have been complied with to the reasonable satisfaction of the Representatives;

          (b) the representations and warranties of the Company contained herein are true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be, as if made on and as of the Closing Date or the Additional Closing Date, as the case may be, and the Company shall have complied in all material respects with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be;

          (c) subsequent to the execution and delivery of this Agreement and prior to the Closing Date or the Additional Closing Date, as the case may be, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading, (ii any intended or potential downgrading or (ii any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

          (d) there shall not have been any change in the capital stock or long-term debt of the Company or any of its Significant Joint Ventures or subsidiaries or any Material Adverse Change from that set forth or contemplated in the Prospectus (as it stood at the time of execution and delivery of this Agreement), the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus (as it stood at the time of execution and delivery of this Agreement);

          (e) the Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of an executive officer of the Company, with specific knowledge about the Company's financial matters, satisfactory to the Representatives to the effect set forth in Sections 6, 6 and 6 and to the further effect that there has not occurred any Material Adverse Change from that set forth or contemplated in the Prospectus (as it stood at the time of execution and delivery of this Agreement);

          (f) Baker & Botts, L.L.P., outside counsel for the Company, shall have furnished to the Representatives its written opinion, dated the

     Closing Date or the Additional Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives, to the effect that:

              (i) the Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware, with corporate power and authority under such laws to own its properties and conduct its business as described in the Prospectus;

              (ii) this Agreement has been duly authorized, executed and delivered by the Company;

              (iii) the authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Prospectus;

              (iv) the Shares to be issued and sold hereunder have been duly authorized by the Company, and when delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and the issuance of the Shares is not subject to any preemptive rights of any stockholder of the Company or, to the knowledge of such counsel, of any other person;

              (v) such counsel does not know of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

              (vi) the Registration Statement and the Prospectus and any amendments and supplements thereto, excluding the documents incorporated by reference therein (other than the financial statements and related schedules and other financial and statistical data therein, as to which such counsel need express no opinion) as of the dates they became effective or were filed with the Commission, as the case may be, appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act;

              (vii) the documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Date or the Additional

          Closing Date, as the case may be (other than the financial statements and related schedules and other financial and statistical data therein, as to which such counsel need express no opinion), when they became effective or were filed under the Exchange Act with the Commission, as the case may be, appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder;

              (viii) the issue and sale of the Shares being delivered on the Closing Date or the Additional Closing Date, as the case may be, and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated herein and in the other Transaction Documents will not (1) result in any violation of the provisions of (a) the Certificate of Incorporation or the By-Laws of the Company or (b) any law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its Significant Joint Ventures or subsidiaries or any of their respective properties or (2) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Credit Agreement;

              (ix) no consent, approval, authorization, order, license, registration or qualification of or with any court or governmental agency or body is required for the issuance by the Company of the Shares to be sold by it hereunder or the consummation by the Company of the other transactions contemplated by this Agreement or the other Transaction Documents, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters; and

              (x) the Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company", as such term is defined in the Investment Company Act.

                  Such counsel shall also state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent accountants of the Company and representatives of the Underwriters and their counsel at which the contents of the Registration Statement and the Prospectus and related matters were discussed; and, although such counsel did not independently verify such information and is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, on the basis of the foregoing (relying as to materiality, to the extent such counsel deems reasonable, upon officers and other representatives of the Company), no facts have come to the attention of such counsel to lead such counsel to believe that (a) the Registration Statement (other than the financial statements, the notes thereto and the auditors' reports thereon and the other financial, statistical and accounting information contained therein or omitted therefrom, as to which such counsel has not been asked to comment), at its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Prospectus (other than the financial statements, the notes thereto and the auditors' reports thereon and the other financial, statistical and accounting information contained therein or omitted therefrom, as to which such counsel has not been asked to comment), at the time the Prospectus was issued, or at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              Such counsel may state that the opinions expressed are based on and are limited to the laws of the State of Texas, the General Corporation Law of the State of Delaware, the contract law of the State of New York and the federal laws of the United States, as currently in effect.

          (g) Robert J. Millstone, Esq., general counsel for the Company, shall have furnished to the Representatives his written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives, to the effect that:

              (i) the shares of capital stock of the Company outstanding prior to the issuance of the Shares to be sold hereunder have been duly authorized and are validly issued, fully paid and non-assessable;

              (ii) the Company has been duly qualified to do business and is in good standing as a foreign corporation under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect;

              (iii) each of the Company's subsidiaries has been duly organized and is validly existing under the laws of its jurisdiction of organization with power and authority (corporate and otherwise) under such laws to own its properties and conduct its business as described in the Prospectus and has been duly qualified to do business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified and in good standing would not have a Material Adverse Effect; and all of the outstanding shares of capital stock or other ownership interests of each subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except, in the case of foreign subsidiaries, for directors' qualifying shares and except as otherwise set forth in the Prospectus or pledged under or pursuant to the Credit Agreement or pledged as security for the Notes) are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and similar claims;

              (iv) each of the Significant Joint Ventures has been duly organized and is validly existing as a limited partnership under the laws of Delaware, with power and authority under its partnership agreement and the law of the State of Delaware to own its properties and conduct its business as described in the Prospectus, and has been duly qualified for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and all the outstanding general and limited partnership interests of each Significant Joint Venture have been duly authorized and validly issued, are fully-paid and non-assessable (except insofar as any such general partnership interest carries with it liability for the debts and obligations of the relevant limited partnership). The Company owns 41% of the outstanding general and limited partnership interests of Equistar, 58.75% of the outstanding general and limited partnership interests of LCR and 75% of the outstanding general and limited partnership interests of Lyondell Methanol, and (except as otherwise set forth in the Prospectus or pledged under or pursuant to the Credit Agreement or pledged as security for the Notes) the outstanding general and limited partnership interests of the Significant Joint Ventures owned by the Company owned by the Company are owned, directly or indirectly, free and clear of all liens, encumbrances, security interests and similar claims;

              (v) other than as set forth or contemplated in the Prospectus, to the best of such counsel's knowledge, there are no legal or governmental investigations, actions, suits or proceedings pending or threatened or contemplated against the Company, its subsidiaries, LCR or Lyondell Methanol or any of their respective properties or to which the Company, its subsidiaries, LCR or Lyondell Methanol is or may be a party or to which any property of the Company, its subsidiaries, LCR or Lyondell Methanol is or may be the subject that, if determined adversely to the Company, its subsidiaries, LCR or Lyondell Methanol, could individually or in the aggregate reasonably be expected to have a Material Adverse Effect;

              (vi) such counsel does not know of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

              (vii) none of the Company, its subsidiaries, LCR or Lyondell Methanol is, or with the giving of notice or lapse of time or both would be, in violation of or in default under its Certificate of Incorporation or By-Laws or other constitutive documents, or to the best of such counsel's knowledge, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, its subsidiaries, LCR or Lyondell Methanol is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate are not material to the Company and its subsidiaries taken as a whole;

              (viii) the issue and sale of the Shares being delivered on the Closing Date or the Additional Closing Date, as the case may be, and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated herein and in the other Transaction Documents will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company, its subsidiaries, LCR or Lyondell Methanol is a party or by which the Company, its subsidiaries, LCR or Lyondell Methanol is bound or to which any of the property or assets of the Company, its subsidiaries, LCR or Lyondell Methanol is subject, nor will any such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company or, to the knowledge of such counsel, any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its subsidiaries, LCR or Lyondell Methanol or any of their respective properties; and

              (ix) each of the Company, its subsidiaries, LCR or Lyondell Methanol owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except such as could not reasonably be expected to have a Material Adverse Effect, and to the best of such counsel's knowledge, none of the Company, its subsidiaries, LCR or Lyondell Methanol has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization which, if determined adversely to the Company, its subsidiaries, LCR or Lyondell Methanol could reasonably be expected to have a Material Adverse Effect, and each of the Company, its subsidiaries, LCR or Lyondell Methanol is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

              Such counsel shall also state that he has participated in conferences with officers and other representatives of the Company, and persons under his direction or control have participated in conferences with officers and other representatives of the Company, representatives of the independent accountants of the Company and representatives of the Underwriters and their counsel at which the contents of the Registration Statement and the Prospectus and related matters were discussed; and, although he did not independently verify such information and is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, on the basis of the foregoing (relying as to materiality, to the extent such counsel deems reasonable, upon officers and other representatives of the Company), no facts have come to his attention to lead him to believe that (a) the Registration Statement (other than the financial statements, the notes thereto and the auditors' reports thereon and the other financial, statistical and accounting information contained therein or omitted therefrom, as to which such counsel has not been asked to comment), at its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Prospectus (other than the financial statements, the notes thereto and the auditors' reports thereon and the other financial, statistical and accounting information contained therein or omitted therefrom, as to which such counsel has not been asked to comment), at the time the Prospectus was issued, or at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              Such counsel may state that the opinions expressed are based on and are limited to the laws of the United States, the General Corporation Law of the State of Delaware and the Revised Uniform Limited Partnership Act of the State of Delaware, as currently in effect.

          (h) Gerald A. O'Brien, Esq., general counsel for Equistar, shall have furnished to the Representatives his written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives, to the effect that:

              (i) other than as set forth or contemplated in the Prospectus, to the best of such counsel's knowledge, there are no legal or governmental investigations, actions, suits or proceedings pending or threatened or contemplated against Equistar or any of its subsidiaries or any of their respective properties or to which Equistar or any of its subsidiaries is or may be a party or to which any property of Equistar or any of its subsidiaries is or may be the subject which, if determined adversely to Equistar or its subsidiaries, could individually or in the aggregate reasonably be expected to have a Material Adverse Effect;

              (ii) neither Equistar nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under its Limited Partnership Agreement or other constitutive documents, or to the best of such counsel's knowledge, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Equistar or any of its subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate are not material to Equistar and its subsidiaries taken as a whole;

              (iii) the issue and sale of the Shares being delivered on the Closing Date or the Additional Closing Date, as the case may be, and the performance by Equistar and its subsidiaries of its obligations under this Agreement and the consummation of the transactions contemplated herein and in the other Transaction Documents will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which Equistar or any of its subsidiaries is a party or by which Equistar or any of its subsidiaries is bound or to which any of the property or assets of Equistar or any of its subsidiaries is subject, nor will any such action result in any violation of the provisions of the Limited Partnership Agreement of Equistar or, to the knowledge of such counsel, any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Equistar, its subsidiaries or any of their respective properties; and

              (iv) each of Equistar and its subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except such as could not reasonably be expected to have a Material Adverse Effect, and to the best of such counsel's knowledge, neither Equistar nor any of its subsidiaries has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization which, if determined adversely to Equistar or any of its subsidiaries could reasonably be expected to have a Material Adverse Effect, and each of Equistar and its subsidiaries is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

              Such counsel shall also state that the opinions expressed are based on and are limited to the laws of the United States, the General Corporation Law of the State of Delaware and the Revised Uniform Limited Partnership Act of the State of Delaware, as currently in effect.

     In rendering such opinions, Baker & Botts, L.L.P., Mr. Millstone and Mr. O'Brien may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company.

     The opinions of Baker & Botts, L.L.P., Mr. Millstone and Mr. O'Brien described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

          (i) the Representatives shall have received, at the time this Agreement is executed and at the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you from PricewaterhouseCoopers LLP and Deloitte & Touche LLP letters, independent public accountants, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus;

          (j) the Representatives shall have received on and as of the Closing Date or Additional Closing Date, as the case may be, an opinion of Davis Polk & Wardwell, counsel to the Underwriters, with respect to the due authorization and valid issuance of the Shares, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (k) the Credit Agreement Amendments shall have been authorized, executed and delivered by each party thereto and shall constitute a valid and binding agreement of each party thereto, and all conditions precedent to the effectiveness of the Credit Agreement Amendments, other than the conditions set forth in Section 26(i) of Credit Agreement Amendment No. 1 and Section 15(i) of Credit Agreement Amendment No. 2 thereof relating to the issuances of securities described therein, shall have been either satisfied or waived by the lenders party thereto;

          (l) the Notes Purchase Agreement shall have been authorized, executed and delivered by each party thereto and shall constitute a valid and binding agreement of each party thereto, and all conditions precedent to the purchase and sale of the Notes pursuant to the Notes Purchase Agreement, other than the conditions set forth in Section 9(p) thereof relating to the issuance of the Shares under this Agreement, shall have been either satisfied or waived by the initial purchasers party thereto;

          (m) the Registration Rights Agreement shall have been authorized, executed and delivered by each party thereto and shall constitute a valid and binding agreement of each party thereto, enforceable in accordance with its terms, except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (which principles may include implied duties of good faith and fair dealing);

          (n) the Shares shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance;

          (o) on or prior to the Closing Date or Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives shall reasonably request; and

          (p) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and certain directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be.

     7. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein; provided, however, that with respect to any such untrue statement in or omission from the preliminary prospectus, the indemnity agreement contained in this Section 7 shall not inure to the benefit of any such Underwriter to the extent that the sale to the person asserting any such loss, claim, damage or liability was an initial resale by such Underwriter and any such loss, claim, damage or liability of or with respect to such Underwriter results from the fact that both (A) to the extent required by applicable law, a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of the Shares to such person and (B) the untrue statement in or omission from the preliminary prospectus was corrected in the Prospectus unless, in either case, such failure to deliver the Prospectus was a result of noncompliance by the Company with Section 5(b).

     In connection with the offer and sale of the Reserved Shares, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, claims, damages and liabilities incurred by them as a result of the failure of eligible persons to pay for and accept delivery of Reserved Shares which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase.

     Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person who controls the Company within the meaning of

Section 15 of the Securities Act and Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus, any amendment or supple ment thereto, or any preliminary prospectus.

     If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to the preceding paragraphs of this Section 7, such person (the "INDEMNIFIED PERSON") shall promptly notify the person or persons against whom such indemnity may be sought (each an "INDEMNIFYING PERSON") in writing, and such Indemnifying Persons, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Persons may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person and not the Indemnifying Persons unless (i) the Indemnifying Persons and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Persons has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both an Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that no Indemnifying Person shall, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters and such control persons of Underwriters shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation and any such separate firm for the Company, its directors, its officers who sign the Registration Statement and such control persons of the Company shall be designated in writing by the Company. No Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, each Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, such Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

     If the indemnification provided for in this Section 7 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person, in lieu of indemnifying such Indemnified Person, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and the total underwriting discounts and the commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purposes) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 7 are several in proportion to the respective number of Shares set forth opposite their names in Schedule I hereto, and not joint.

     The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Shares.

     8. Notwithstanding anything herein contained, this Agreement (or the obligations of the several Underwriters with respect to the Option Shares) may be terminated in the absolute discretion of the Representatives, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (or, in the case of the Option Shares, prior to the Additional Closing Date) (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the NASD, (ii) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Represen tatives, is material and adverse and which, in the judgment of the Representatives, makes it impracticable to market the Shares being delivered at the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus.

     9. This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement (or, if applicable, any post-effective amendment) by the Commission.

     If on the Closing Date or the Additional Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to
Section 1 be increased pursuant to this Section 9 by an amount in excess of one-tenth of such number of Shares without the written consent of such Underwriter. If on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Shares which it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares are not made within 36 hours after such default, this Agreement (or the obligations of the several Underwriters to purchase the Option Shares, as the case may be) shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date (or, in the case of the Option Shares, the Additional Closing Date), but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     10. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Underwriters' obligations cannot be fulfilled or is not waived, the Company agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of its counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereunder. If the Agreement is terminated by the Company by reason of the default of one or more of the Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of such expenses.

     11. This Agreement shall inure to the benefit of and be binding upon the Company, the Underwriters, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Shares, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

     12. Any action by the Underwriters or the Representatives hereunder may be taken by the Representatives jointly or by Donaldson, Lufkin & Jenrette Securities Corporation on behalf of the Underwriters or the Representatives, and any such action taken by the Representatives jointly or by Donaldson, Lufkin & Jenrette Securities Corporation shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives, c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172; Attention: Syndicate Department. Notices to the Company shall be given to it at Lyondell Chemical Company, One Houston Center, Suite 1600, 1221 McKinney Street, Houston, Texas (telefax:
(713) 652-4140); Attention: Robert J. Millstone, Esq.

     13. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

     14. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

     15. No amendment or waiver of any provision of this Agreement, nor consent or approval to any departure therefrom, shall be effective unless given in writing and signed by the parties hereto.

     If the foregoing is in accordance with your understanding, please sign and return four counterparts hereof.

                                         Very truly yours,

                                         LYONDELL CHEMICAL COMPANY


                                         By: /s/ LYONDELL CHEMICAL COMPANY
                                            __________________________________

Accepted: May 11, 1999

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
J.P. MORGAN SECURITIES INC.
GOLDMAN, SACHS & CO.
MORGAN STANLEY & CO.
  INCORPORATED
SALOMON SMITH BARNEY INC.
SCHRODER & CO. INC.

Acting severally on behalf of themselves and the several Underwriters listed in
  Schedule I hereto.

By:  DONALDSON, LUFKIN & JENRETTE
      SECURITIES CORPORATION



By: /s/ DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
    ________________________________________________________

                                                                      SCHEDULE I


                                                         NUMBER OF SHARES
                     UNDERWRITER                         TO BE PURCHASED
                     -----------                         ----------------
Donaldson, Lufkin & Jenrette Securities Corporation.........    8,750,000
J.P. Morgan Securities Inc..................................    8,750,000
Goldman, Sachs & Co.........................................    3,937,500
Morgan Stanley & Co. Incorporated...........................    3,937,500
Salomon Smith Barney Inc....................................    3,937,500
Schroder & Co. Inc..........................................    3,937,500
ABN AMRO Incorporated.......................................      125,000
Banque Nationale de Paris...................................      125,000
Sanford C. Bernstein & Co., Inc.............................      125,000
BNY Capital Markets, Inc....................................      125,000
Chase Securities Inc........................................      125,000
CIBC World Markets Corp.....................................      125,000
Credit Lyonnais Securities (USA) Inc........................      125,000
Credit Suisse First Boston Corporation......................      125,000
Dresdner Kleinwort Benson North America LLC.................      125,000
NationsBanc Montgomery Securities LLC.......................      125,000
Neuberger & Berman..........................................      125,000
Scotia Capital Markets (USA) Inc............................      125,000
SG Cowen Securities Corporation.............................      125,000
TD Securities (USA) Inc.....................................      125,000

     Total..................................................   35,000,000

                                                                       EXHIBIT A



                               LOCK-UP AGREEMENT


                                                   _________________, 1999



Donaldson, Lufkin & Jenrette
   Securities Corporation
J.P. Morgan Securities Inc.
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.
Schroder & Co. Inc.,
     As representatives of the several
     Underwriters listed in Schedule I
     to the Underwriting Agreement
c/o  Donaldson, Lufkin & Jenrette
        Securities Corporation
     277 Park Avenue
     New York, New York  10172

Re:  LYONDELL CHEMICAL COMPANY

Ladies and Gentlemen:

     The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with Lyondell Chemical Company, a Delaware corporation (the "COMPANY"), providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters named in Schedule I to the Underwriting Agreement (the "UNDERWRITERS"), of ______ shares (the "SHARES") of common stock, par value $1.00 per share, of the Company (the "COMMON STOCK").

     In consideration of the Underwriters' agreement to purchase and make the Public Offering of the Shares, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation on behalf of the Underwriters, the undersigned will not, during the period ending 90 days after the date of the final prospectus relating to the Public

Offering (the "PROSPECTUS"), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

     In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this lock-up agreement.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this lock-up agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

     The undersigned understands that if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this lock-up agreement.

     The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this lock-up agreement.

     This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

                                         Very truly yours,

                                         [NAME OF STOCKHOLDER]



                                         By: _______________________________
                                             Name:
                                             Title:

Accepted as of the date first set forth
   above:

DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION
J.P. MORGAN SECURITIES INC.
GOLDMAN, SACHS & CO.
MORGAN STANLEY & CO.
   INCORPORATED
SALOMON SMITH BARNEY INC.
SCHRODER & CO. INC.
Acting severally on behalf of themselves and the several Underwriters named in
   Schedule I to the Underwriting
   Agreement


By: DONALDSON, LUFKIN &
    JENRETTE SECURITIES
    CORPORATION


By: ________________________________
    Name:
    Title: